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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                    Current Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report                    August 1, 1996
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                            CROGHAN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)

                                     0-20159
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                            (Commission File Number)


                  Ohio                                  31-1073048
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      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Indentification No.)

        323 Croghan Street, Fremont, Ohio                   43420
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     (Address of principal executive offices)             (Zip Code)

                                 (419)-332-7301
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              (Registrant's telephone number, including area code)

This document contains 25 pages. The Exhibit Index is on page 3.
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                            CROGHAN BANCSHARES, INC.

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On August 1, 1996, Croghan Bancshares, Inc. (the "Corporation") acquired all of the outstanding shares of Union Bancshares Corp. ("Union"), the sole shareholder of The Union Bank and Savings Company, an Ohio banking corporation, for $20,226,868 cash pursuant to a Plan and Agreement of Reorganization dated February 15, 1996, and an Agreement of Merger dated March 27, 1996. The purchase price is deemed representative of the fair market value of Union and was subject to final adjustment based upon the results of an audit of Union's financial statements as of July 31, 1996. The Corporation funded the acquisition with internally-generated cash (primarily through the available undistributed income of its wholly-owned subsidiary, The Croghan Colonial Bank) and with $3,500,000 borrowed from NBD Bank for up to three years at prime rate less 1/2 percent. The loan is payable in quarterly installments of principal plus interest, with the principal payments calculated based upon a ten year amortization schedule. Any remaining principal balance due at the end of the three-year term will either be refinanced or paid with cash available at that time. This transaction will be accounted for as a purchase with Union's assets and liabilities stated at their fair values and included in the Corporation's balance sheets issued subsequent to August 1, 1996. Goodwill arising from the purchase, estimated at approximately $9,300,000 will be amortized over a period of 15 years. The acquisition will have no effect on the Corporation's operating results for periods prior to August 1, 1996.

The purchase was consummated following the approvals of the shareholders of Union, the Board of Governors of the Federal Reserve System, and the Ohio Division of Financial Institutions.

To the knowledge of the Corporation, prior to the closing, neither the Corporation nor any of its affiliates, directors, officers, or any associate of a director or officer had any material relationship with Union or its shareholders, directors, officers, or other affiliates.

Premises and equipment acquired in the transaction were valued at approximately $3,700,000 on the acquisition date. These assets consist primarily of Union's main banking office (at One Union Square, Bellevue, Ohio) and three branch office locations (at 114 Sandusky Street, Bellevue, Ohio; 106 South Main Street, Clyde, Ohio; and 11 Monroe Street, Monroeville, Ohio). There is no duplication of facilities and the Corporation plans to operate the acquired facilities into the foreseeable future.

Immediately after closing the purchase transaction, the Corporation merged The Union Bank and Savings Company with and into The Croghan Colonial Bank.

ITEM 7(a) - FINANCIAL STATEMENTS

The audited financial statements of Union as of and for the years ended December 31, 1995 and 1994 are attached hereto as Exhibit No. 99.1. In lieu of providing Union's unaudited interim financial statements as of June 30, 1996, the Corporation intends to file Union's audited financial statements as of July 31, 1996. The Corporation believes that it is impracticable to provide the July 31, 1996 interim financial statements by the due date of this filing and, in accordance with Item 7(a)(4) of Form 8-K, the Corporation intends to file such information as an amendment to this Form 8-K as soon as practicable, but not later than October 15, 1996 (i.e., no later than 60 days from the due date of this Form 8-K filing).


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                            CROGHAN BANCSHARES, INC.

ITEM 7(b) - PRO FORMA FINANCIAL INFORMATION

The Corporation believes that it is impracticable to provide the required pro forma information by the due date of this filing. In accordance with Item 7(a)(4) of Form 8-K, the Corporation intends to file such information as an amendment to this Form 8-K as soon as practicable, but not later than October 15, 1996 (i.e., no later than 60 days from the due date of this Form 8-K filing).

ITEM 7(c) - EXHIBITS

The following exhibits are filed with or incorporated by reference in this filing:


              Regulation S-B                                                  Page
              Exhibit Number               Document                          Number
              --------------               --------                          ------
                     2.1         Plan and Agreement of Reorganization           *
                                    dated February 15, 1996 between
                                    Croghan Bancshares, Inc. and Union
                                    Bancshares Corp.

                     2.2         Agreement of Merger dated March 27,          5 - 9
                                    1996 between Croghan Bancshares,
                                    Inc. and Union Bancshares Corp.

                    99.1         Financial statements of Union               10 - 25
                                    Bancshares Corp. and Subsidiaries
                                    - December 31, 1995 and 1994


      * Indicates the document was previously filed as a part of the Issuer's December 31, 1995 annual report Form 10-KSB pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. This document is hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CROGHAN BANCSHARES, INC.
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                                                       Registrant

Date: August 12, 1996                    by:  /s/   Thomas F. Hite
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                                              Thomas F. Hite, President

Date: August 12, 1996                    by:  /s/   Allan E. Mehlow
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                                              Allan E. Mehlow, Treasurer and
                                              Principal Financial Officer